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                                                                      Exhibit 11


                             SUMMIT TECHNOLOGY, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                           THREE MONTHS
                                                          ENDED MARCH 31,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)             1997                1996
--------------------------------------------------------------------------------


Net loss                                           $ (1,400)           $(3,554)
                                                   ========           ========

Primary loss per share:

Weighted average common shares
   outstanding                                       31,020             30,945
                                                   --------           --------


Loss per share                                     $   (.05)          $   (.11)
                                                   ========           ========

Fully diluted loss per share:

Weighted average common shares
   outstanding                                       31,020             30,945
                                                   --------           --------


Loss per share                                     $   (.05)          $   (.11)
                                                   ========           ========